                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                CYBERCASH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                [CYBERCASH LOGO]

                                          May 7, 1999

Dear CyberCash Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of CyberCash, Inc. (the "Company") to be held on June 25, 1999, at 10:00 a.m. (local time), at the Hyatt Reston, 1800 Presidents Street, Reston, Virginia 20190.

     At this meeting, we are asking you to take the following actions:

     - Re-elect Michael Rothschild as a director of the Company;

     - Approve an amendment to the Company's 1995 Stock Option Plan, which will increase by 4 million shares the number of shares of Common Stock the Company is authorized to issue pursuant to stock options under that plan;

     - Approve an amendment to the Company's Non-Employee Directors' 1995 Stock Option Plan, which will increase by 500,000 shares the number of shares of Common Stock the Company is authorized to issue pursuant to stock options under that plan; and

     - Ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     Please read the enclosed materials carefully, complete your proxy card and return it promptly in the pre-addressed postage-paid envelope provided. This will allow your shares to be voted whether or not you plan to attend the meeting. Thank you.

                                          Sincerely,
                                          /s/ William N. Melton
                                          William N. Melton
                                          Chairman of the Board of Directors

                                CYBERCASH, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1999
                            ------------------------

To Our Stockholders:

     The Annual Meeting of Stockholders of CyberCash, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Reston, 1800 Presidents Street, Reston, Virginia 20190 on Friday, June 25, 1999, at 10:00 a.m. (local time), to consider and take action on the following matters:

          1. To elect one Class III director;

          2. To approve an amendment of the Company's 1995 Stock Option Plan, which increases the number of shares of Common Stock that the Company may grant to its employees pursuant to stock options;

          3. To approve an amendment of the Company's Non-Employee Directors' 1995 Stock Option Plan, which increases the number of shares of Common Stock that the Company may grant to its outside directors pursuant to stock options;

          4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

          5. To act on such other matters as may properly come before the Meeting and any adjournment(s) thereof.

     The above matters are described in the Proxy Statement. You are urged, after reading the Proxy Statement, to mark, sign, date and return the enclosed Proxy in the postage-prepaid envelope to assure that your shares are represented at the Meeting.

     Only stockholders of record at the close of business on April 26, 1999 are entitled to vote at the Meeting, either in person or proxy. The Proxy Statement is being mailed to those stockholders on or about May 7, 1999.

                                          By order of the Board of Directors,
                                          /s/ Russell B. Stevenson, Jr.
                                          Russell B. Stevenson, Jr.
                                          Secretary

Reston, Virginia
May 7, 1999

                                                                     May 7, 1999

                                CYBERCASH, INC.
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1999
                            ------------------------

GENERAL INFORMATION

     The enclosed Proxy is solicited by the Board of Directors of CyberCash, Inc. (the "Company") for use at the Annual Meeting of Stockholders ("Meeting") to be held Friday, June 25, 1999, at 10:00 a.m. (local time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein. The Meeting will be held at the Hyatt Reston, 1800 Presidents Street, Reston, Virginia 20190. The Company's principal executive offices are located at 2100 Reston Parkway, Third Floor, Reston, Virginia 20191 and its telephone number is
(703) 620-4200. These proxy solicitation materials were mailed on or about May 7, 1999, to all stockholders entitled to vote at the Meeting. A copy of the Company's Annual Report to Stockholders for 1998 was mailed to each stockholder of record together with these materials.

REVOCABILITY OF PROXIES

     A proxy may be revoked by a stockholder at any time before it is voted by notice in writing delivered to the Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of April 26, 1999, the Company had outstanding 20,166,134 shares of common stock, $0.001 par value per share (the "Common Stock"), entitled to one vote per share. Only stockholders of record at the close of business on April 26, 1999 (the "Record Date") are entitled to vote at the Meeting. A majority of the shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of its Common Stock as of April 26, 1999 for (i) each stockholder who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each executive officer of the Company;
(iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise specified, the address of all stockholders is the address of the Company set forth herein.

                                                                    AMOUNT AND
                    NAME AND ADDRESS OF                              NATURE OF
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)      % OF CLASS
                    -------------------                       -----------------------      ----------
William N. Melton(2)........................................         2,644,258               13.14%
First USA Bank, N.A.(3).....................................         2,200,000                9.85
  Three Christine Centre
  201 North Walnut Street
  Wilmington, Delaware 19801

                                                                    AMOUNT AND
                    NAME AND ADDRESS OF                              NATURE OF
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)      % OF CLASS
                    -------------------                       -----------------------      ----------
Halifax Fund LP(4)..........................................         1,686,981                8.19
  c/o The Palladin Group, Inc.
  40 West 57th Street
  New York, New York 10019
RGC International Investors, LDC(5).........................         1,539,327                7.31
  c/o Rose Glen Capital Management, L.P.
  251 St. Asaphs Road, 3 Bala Plaza-East
  Bala Cynwyd, Pennsylvania 19004
Daniel C. Lynch(6)..........................................           603,043                3.00
Bruce G. Wilson(7)..........................................           199,314                   *
Denis Yaro(8)...............................................           168,406                   *
James J. Condon(9)..........................................            97,401                   *
Russell B. Stevenson, Jr.(10)...............................            76,425                   *
Michael Rothschild(11)......................................            53,366                   *
Garen K. Staglin(12)........................................            47,869                   *
Charles T. Russell(13)......................................             5,782                   *
All directors and executive officers as a group(9
  persons)(14)..............................................         3,895,864               18.97%

---------------
  * Less than one percent.

 (1) The ownership of shares of Common Stock reported herein is based upon filings with the Securities and Exchange Commission (the "Commission"). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 20,126,134 shares outstanding as of April 26, 1999. Securities issuable upon exercise of options are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by the holder of such options.

 (2) Includes 15,000 shares held by members of Mr. Melton's immediate family, 40,000 shares held by The William N. Melton 1994 Charitable Remainder Annuity Trust, 70,000 shares held by The William N. Melton 1995 Charitable Remainder Annuity Trust and 110,000 shares held by The Melton Foundation.

 (3) Consists of shares subject to warrants exercisable within 60 days of April 26, 1999.

 (4) Includes 228,659 shares subject to warrants and 236,128 shares subject to investment options, in each case exercisable within 60 days of April 26, 1999.

 (5) Includes 457,317 shares subject to warrants and 472,254 shares subject to investment options, in each case exercisable within 60 days of April 26, 1999.

 (6) Consists of 572,576 shares held by The Lynch Living Trust U/T/A dated March 2, 1990 of which Daniel C. Lynch and Karen D. Lynch are co-trustees; 10,000 shares held by The Katherine Danielle Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; 10,000 shares held by The Michael MacAllen Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; 5,000 shares held by The Francis Troy Lynch Irrevocable Trust of which Daniel C. Lynch is trustee and 5,467 shares subject to stock options exercisable within 60 days of April 26, 1999.

 (7) Includes 600 shares subject to forfeiture within 60 days of April 26, 1999 and 47,400 shares subject to stock options exercisable within 60 days of March 19, 1999.

 (8) Includes 360 shares subject to forfeiture within 60 days of April 26, 1999 and 165,240 shares subject to stock options exercisable within 60 days of April 26, 1999.

 (9) Includes 1,800 shares subject to forfeiture within 60 days of April 26, 1999, and 93,575 shares subject to stock options exercisable within 60 days of April 26, 1999.

(10) Includes 1,200 shares subject to forfeiture within 60 days of April 26, 1999 and 74,425 shares subject to stock options exercisable within 60 days of April 26, 1999.

(11) Consists of 48,924 shares held by The Michael L. Rothschild Trustee Revocable Trust U/T/A dated August 9, 1993 and 4,442 shares subject to stock options exercisable within 60 days of April 26, 1999.

(12) Includes 16,700 shares held by The Garen K. and Sharalyn King Staglin 1997 Charitable Remainder Unit Trust dated July 8, 1997 and 11,169 shares subject to stock options exercisable within 60 days of April 26, 1999.

(13) Consists of shares subject to stock options exercisable within 60 days of April 26, 1999.

(14) Includes 3,960 shares subject to forfeiture within 60 days of April 26, 1999 and 407,500 shares subject to stock options exercisable within 60 days of April 26, 1999.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

BOARD COMPOSITION

     The Company's Board of Directors is made up of five directors divided into three classes. The Board of Directors proposes the election of one Class III director at the Meeting to hold office for a three-year term and until his successor is duly elected and qualified. Class I and Class II directors will be elected at the annual meetings of stockholders to be held in 2000 and 2001, respectively, for three-year terms, and until their respective successors are duly elected and qualified. It is intended that the accompanying Proxy will be voted for the nominee set forth below, who is currently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for the nominee, shares will be voted for such other person as the Board of Directors may select. The Board of Directors is not aware that the nominee may be unable or for good reason unwilling to serve as a director. In this election of a director, the person receiving the greatest number of votes shall be elected, even if such votes do not constitute a majority. The following sets forth certain information as of April 26, 1999 with respect to the nominee and also with respect to each director whose term of office will continue after the Meeting.

NOMINEE FOR ELECTION

                NAME                  AGE           PRINCIPAL OCCUPATION          DIRECTOR SINCE
                ----                  ---           --------------------          --------------
Michael Rothschild..................  46    President                                  1995
                                            The Bionomics Institute
                                            President and Chief Executive
                                            Officer
                                            Maxager Technology, Inc.

     Michael Rothschild has served as a member of CyberCash's Board of Directors since November 1995. He is an author, economic columnist and president of The Bionomics Institute, a non-profit educational foundation. Since 1996, Mr. Rothschild has been President and Chief Executive Officer of Maxager Technology, Inc., a software maker specializing in advanced profit analysis systems for manufacturers.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR REELECTION OF MR. ROTHSCHILD AS DIRECTOR OF THE COMPANY.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                 NAME                    AGE           PRINCIPAL OCCUPATION           DIRECTOR SINCE
                 ----                    ---           --------------------           --------------
William N. Melton......................  56    Chairman and Chief Executive Officer        1994
                                               CyberCash, Inc.
Daniel C. Lynch........................  57    Private Investor                            1994
Charles T. Russell.....................  69    Private Consultant                          1997
Garen K. Staglin.......................  54    Chairman, Safelite Glass Corporation        1996

     William N. Melton, a founder of CyberCash, has served as a member of its Board of Directors and as its Chief Executive Officer since its inception in August 1994. He also served as CyberCash's President until January 1999. Mr. Melton founded VeriFone, Inc., a transaction automation company, in 1981 and was a director of VeriFone from 1981 until 1996, and served as its Chairman of the Board from 1986 until 1992. Mr. Melton was a founding investor of Transaction Network Services, Inc., a transaction network communications company, and continues to serve on its Board of Directors. Mr. Melton also serves as a director of America Online, Inc.

     Daniel C. Lynch, a founder of the Company, served as Chairman of CyberCash's Board of Directors since from the Company's inception in August 1994 until January 1999, and continues to serve as a director. He also served briefly as Vice President during the Company's formation in August 1994. Mr. Lynch was the founder of Interop, a conference and tradeshow company for the computer and communications industry, now a division of Softbank Expos and formerly Ziff-Davis Conference and Exhibition Company. From 1980 to 1983, he was director of information processing division for the Information Sciences Institute. Mr. Lynch is also a member of the Board of Trustees of the Santa Fe Institute, a director of Exodus Communications, Inc., a provider of Internet system and network management solutions, and a director of Covad Communications Group, Inc., a provider of high speed Internet and network access services.

     Charles T. Russell has been a member of CyberCash's Board of Directors since August 1997. Mr. Russell was President and Chief Executive Officer of Visa International from 1984 to 1994. Mr. Russell is a member of the Board of Directors of First Data Corporation.

     Garen K. Staglin has served as a member of CyberCash's Board of Directors since July 1996. Mr. Staglin served as Chairman and Chief Executive Officer from 1991 to 1998 of Safelite Glass Corporation, a manufacturer and retailer of replacement autoglass and related services. He continues to serve as Chairman of Safelite's Board of Directors. Mr. Staglin is also a director of First Data Corporation, Quick Response Services, Inc. and Specialized Bicycle Corporation. He is a member of the Advisory Board of the Stanford Graduate School of Business.

BOARD COMPOSITION

     CyberCash's Board of Directors is divided into three classes: Class I expires at the annual meeting of stockholders to be held in 2000; Class II expires at the annual meeting of stockholders to be held in 2001; and Class III expires at this annual meeting of stockholders. The Class I directors are Messrs. Melton and Staglin; the Class II directors are Messrs. Lynch and Russell; and the Class III director is Mr. Rothschild. At each annual meeting of stockholders, the successors to directors whose terms are expiring will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

BOARD COMMITTEES AND MEETINGS

     During 1998, the Board of Directors held six meetings and had two standing committees -- an Audit Committee and a Compensation Committee. No incumbent Board member attended fewer than

75 percent of the aggregate of (i) the total number of meetings of the Board of Directors which such director was eligible to attend during 1998 and (ii) the total number of meetings held by any committee of the Board upon which such director served.

     The Audit Committee of the Board of Directors reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. Messrs. Lynch, Rothschild and Staglin comprise the Audit Committee. The Audit Committee met twice during 1998.

     The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock plans, except for the Company's 1995 Non-Employee Directors' Stock Option Plan, which is administered by the Board of Directors. Messrs. Staglin, Lynch and Russell comprise the Compensation Committee. The Compensation Committee met once during 1998.

DIRECTOR COMPENSATION

     Directors currently do not receive any cash compensation from CyberCash for their service as members of its board of directors, although they are reimbursed for certain expenses in connection with attendance at board and committee meetings. Directors who are not otherwise officers or employees of CyberCash receive automatic grants of options under the Company's 1995 Non-Employee Directors' Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of CyberCash served as a director or member of (i) the compensation committee of another entity which has an executive officer who is a director of CyberCash or a member of CyberCash's Compensation Committee,
(ii) the board of directors of another entity in which one of the executive officers of such entity served on CyberCash's compensation committee, or
(iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of CyberCash's board of directors, during the year ended December 31, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires CyberCash's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission, by a specified date, reports regarding their respective ownership of CyberCash Common Stock. To the Company's knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, we believe that all of its officers and directors and greater than ten percent beneficial owners complied with all
Section 16(a) filing requirements applicable to them with respect to those transactions during 1998.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation awarded or paid by the Company during the three fiscal years ended December 31, 1998 to its Chairman of the Board and Chief Executive Officer and the Company's four other most highly compensated officers and key employees:

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                              ANNUAL COMPENSATION             ------------
                                                     --------------------------------------    SECURITIES
                                                                             OTHER ANNUAL      UNDERLYING
        NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)
        ---------------------------           ----   ---------   --------   ---------------   ------------
William N. Melton...........................  1998         --         --            --               --
  Chairman of the Board and Chief             1997    100,000         --            --               --
  Executive Officer                           1996    100,000         --            --               --
James J. Condon.............................  1998    207,853         --            --          165,000
  President and Chief Operating Officer       1997    126,628         --            --           90,000
Bruce G. Wilson.............................  1998    186,806         --            --           23,000
  Executive Vice President                    1997    180,000      9,000            --           15,000
                                              1996    180,000     15,000            --               --
Russell B. Stevenson, Jr....................  1998    209,160         --            --           55,000
  Senior Vice President, General              1997    210,000     20,475            --           30,000
  Counsel and Secretary                       1996    168,523     20,475            --           35,000
Denis Yaro..................................  1998    220,000         --            --           10,000
  Executive Vice President                    1997    220,000     26,000            --           10,000
                                              1996    175,389     22,533            --          160,000

EMPLOYMENT AGREEMENT

     In March 1998, CyberCash entered into an employment agreement with James J. Condon. The agreement provides that Mr. Condon will serve as Executive Vice President and Chief Operating Officer of the Company. For his services, Mr. Condon is entitled to receive an annual salary of $230,000 and an annual bonus determined in the discretion of the Board of Directors. Mr. Condon's base salary will be evaluated by the Board of Directors annually with consideration given to a salary increase. The agreement also contains provisions regarding severance pay if Mr. Condon is terminated by the Company without cause, if there is a change of control of the Company or if Mr. Condon's responsibilities are changed from those normally performed by the Chief Operating Officer. Mr. Condon is prohibited by the terms of the agreement from using the Company's confidential information for any purposes other than those contemplated by the agreement. The agreement has a two year term.

     EQUITY INCENTIVE PLANS

     1995 Stock Option Plan. In April 1995, the Company adopted the 1995 Stock Option Plan (the "Option Plan") under which 1,000,000 shares of Common Stock were reserved for issuance upon exercise of options granted to employees, officers and consultants of the Company. Subsequent amendments to the Option Plan increased the share reserve to its current level of 7,500,000 shares of Common Stock (of which 4,000,000 shares are subject to stockholder approval at this annual meeting). The Option Plan provides for grants of incentive stock options to employees (including officers and employee directors) and nonstatutory stock options to employees (including officers and employee directors), directors and consultants of the Company. The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award and the exercisability thereof.

     The terms of stock options granted under the Option Plan may not exceed 10 years. The exercise price of options granted under the Option Plan is determined by the Compensation Committee; provided, however, that the exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the Common Stock on the date of the option grant; and the exercise price of an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Option Plan are generally of two types: time-based vesting options and performance-based vesting options. Time-based vesting options granted to newly hired employees generally vest as to 7.5% of the shares subject to option three months after the date of grant and 2.5% of such shares at the end of each month thereafter, so that the option is fully vested 40 months after grant. For time-based vesting options granted to existing employees, the options generally monthly vest at the rate of 2.5% of the shares subject to option per month, beginning one month after the date of grant.

     Performance-based vested options vary, but typically fall into one of two categories: Some performance-based vesting options vest in their entirety 10 years after the date of grant, but are subject to accelerated vesting upon achievement of milestone events specified in the terms of the options. Upon the occurrence of a milestone event, vesting accelerates so that the shares begin to vest monthly at a rate of 2.5% of the shares per month, beginning on the date of the milestone event. Other performance-based vesting options vest monthly at the rate of 2.5% of the shares subject to the option per month, beginning one month after the date of grant, but may become fully vested upon achievement of milestone events specified in the terms of the options.

     No option may be transferred by the optionee other than by will or the laws of descent or distribution. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options within the three month period following such cessation (unless such options terminate or expire sooner by their terms) or within such longer period as determined by the Compensation Committee.

     Shares subject to options which have lapsed or terminated may again be subject to options granted under the Option Plan. Furthermore, the Compensation Committee may offer to exchange new options for existing options, with the shares subject to the existing options again becoming available for grant under the Option Plan. In the event of a decline in the value of the Company's Common Stock, the Compensation Committee has the authority to offer optionees the opportunity to replace outstanding higher priced options with new lower priced options. Upon any merger or consolidation in which the Company is acquired, all outstanding vested options will either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute unvested options, the unvested portion of the options will terminate as of the closing of the merger or consolidation.

     As of December 31, 1998, 791,624 shares of Common Stock had been issued upon the exercise of options granted under the Option Plan, options to purchase 2,639,949 shares of Common Stock at exercise prices ranging from $2.00 to $45.75 per share were outstanding and 68,427 shares remained available for future option grants. Assuming the proposed increase in shares reserved under the Option Plan is approved, the shares available for future grants on that date would be 4,068,427. The Option Plan will terminate on April 5, 2005, unless terminated sooner by the Compensation Committee.

     Non-Employee Directors' Stock Option Plan. In December 1995, the Board of Directors adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company. In April 1999, the Board of Directors approved an amendment increasing the shares reserved to its current level of 600,000 (of which 500,000 shares are subject to stockholder approval at this annual meeting). The Directors' Plan is administered by the Board of Directors.

     Pursuant to the terms of the Directors' Plan, each newly elected director of the Company who is not otherwise an employee of the Company (a "Non-Employee Director") will automatically be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board. On the date of each annual meeting of the Company, each person who is then a Non-Employee Director of the Company and who has continuously served as a Non-Employee Director since the last annual meeting, will be granted an option to purchase 5,000 shares of Common Stock of the Company under the Directors' Plan, and each other person who is then a Non-Employee Director will be granted an option to purchase a pro rated number of shares of Common Stock based on the number of days such person has continuously served as a Non-Employee Director since the last annual meeting. In addition, on the date of each annual meeting of the Company, each person who is then a Non-Employee Director of the Company will be granted an option to purchase 1,500 shares of Common Stock of the Company under the Directors' Plan for each committee of the Board of Directors of the Company on which such person has served for at least the five months immediately prior to the annual meeting of the Company's stockholders.

     Outstanding options under the Directors' Plan will vest monthly over a five year period. The exercise price of options granted under the Directors' Plan will be equal to the fair market value of the Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan are generally non-transferable. The Directors' Plan will terminate at the direction of the Board of Directors.

     In the event of certain transactions by which the Company is acquired or controlled by a single investor or group of investors, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

     As of December 31, 1998, options to purchase 71,158 shares of Common Stock at exercise prices ranging from $10.75 to $32.25 per share were outstanding under the Directors' Plan and 28,842 shares remained available for future option grants under the Directors' Plan. Assuming the proposed increase in shares reserved under the Directors' Plan is approved, the shares available for grant on that date would be 528,842.

     ICVerify, Inc. Stock Option Plan. In connection with the acquisition of ICVerify, Inc., CyberCash assumed ICVerify's 1995 Employee Stock Option Plan ("ICVerify Option Plan"). All vested and unvested options granted under the ICVerify Option Plan continue to have the same terms and conditions as under the ICVerify Option Plan. The options may be exercised for CyberCash Common Stock equal to the number of shares exercisable under the ICVerify Option Plan multiplied by .2464 and the per share exercise price will be the exercise price under the ICVerify Option Plan divided by .2464. Stock options generally vest as to 25% of the shares subject to the option twelve months after the date of grant and approximately 2% of such shares at the end of each month thereafter, so that the option is fully vested 48 months after grant. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the ICVerify Option Plan is 2,200,000.

     As of December 31, 1998, 220,610 shares of Common Stock had been issued upon the exercise of options granted under the Option Plan, options to purchase 98,860 shares of Common Stock at exercise prices ranging from $0.41 to $16.875 per share were outstanding and 220,530 shares remained available for future option grants.

     Employee Stock Purchase Plan. In December 1995, the Company adopted the Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 500,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The Purchase Plan is administered by the Compensation Committee. Under the Purchase Plan, the Compensation Committee may authorize participation by eligible employees, including officers, in periodic offerings. The offering period for any offering will be no more than 27 months.

     Employees are eligible to participate if they are employed by the Company or a subsidiary of the Company designated by the Compensation Committee for at least 20 hours per week and are employed by the Company or a subsidiary of the Company designated by the Committee for at least five months per calendar year. Employees who participate in an offering can have up to 15% of their earnings withheld pursuant to the Purchase Plan. The amount withheld will then be used to purchase shares of Common Stock on specified dates determined by the Compensation Committee. The price of Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date.

Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

     In the event of certain transactions by which the Company is acquired or becomes controlled by a single investor or group of investors, the Compensation Committee has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, if any, or the Compensation Committee may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such transaction. The Purchase Plan will terminate at the Board's direction. The Board of Directors has the authority to amend or terminate the Purchase Plan, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

     As of December 31, 1998, 54,829 shares of Common Stock were purchased at prices ranging from $6.4281 to $24.225 per share, and 386,271 shares remained available for future purchases.

     STOCK OPTION INFORMATION

     The following table shows for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at year end by the Company's Chairman of the Board and Chief Executive Officer and the Company's four other most highly compensated officers and key employees:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF
                                   NUMBER                                                   STOCK PRICE
                                     OF        % OF TOTAL                                  APPRECIATION
                                 SECURITIES     OPTIONS      EXERCISE                       FOR OPTION
                                 UNDERLYING    GRANTED TO     OR BASE                     TERM ($)(3)(4)
                                  OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
             NAME                GRANTED(1)   FISCAL YEAR    ($/SH)(2)      DATE          5%          10%
             ----                ----------   ------------   ---------   ----------   ----------   ----------
William N. Melton..............        --           --             --           --            --           --
James J. Condon................    15,000        0.81%        $11.625     1/9/2008    $  109,665   $  227,905
                                   40,000        2.16%        $13.625    2/23/2008    $  342,760   $  868,600
                                  100,000        5.39%        $15.938    3/16/2008    $1,002,300   $2,540,100
                                   10,000        0.54%        $ 8.875    8/17/2008    $   55,810   $  141,440
Bruce G. Wilson................    15,000        0.81%        $11.625     1/9/2008    $  109,665   $  277,905
                                    8,000        0.43%        $ 8.875    8/17/2008    $   44,648   $  113,152
Denis Yaro.....................    10,000        0.54%        $11.625     1/9/2008    $   73,110   $  185,270
Russell B. Stevenson, Jr.......    15,000        0.81%        $11.625     1/9/2008    $  109,665   $  277,905
                                   25,000        1.35%        $13.625    2/23/2008    $  214,225   $  542,875
                                   15,000        0.81%        $ 8.875    8/17/2008    $   83,715   $  212,180

---------------
(1) The options are generally incentive stock options with vesting occurring over 40 months, with 7.5% of the shares vesting after three months, and 2.5% of the shares vesting each month for the next 37 months.

(2) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of the grant.

(3) The options have a ten-year term, subject to earlier termination upon death, permanent and total disability or termination of employment.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The following table sets forth information with respect to (i) the exercise of stock options during the fiscal year ended December 31, 1998 by the Company's Chairman of the Board and Chief Executive

Officer and the Company's four other most highly compensated officers and key employees, (ii) the number of unexercised options held as of December 31, 1998 by the Company's Chairman of the Board and Chief Executive Officer and the Company's four other most highly compensated officers and key employees and
(iii) the value as of December 31, 1998 of unexercised in-the-money options; that is, the amount by which the fair market value exceeds the exercise price of the Common Stock as of December 31, 1998 ($15.00).

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                          FISCAL YEAR END(#)           FISCAL YEAR-END($)(1)
                                    SHARES ACQUIRED   ---------------------------   ---------------------------
               NAME                 ON EXERCISE(#)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                 ---------------   -----------   -------------   -----------   -------------
William N. Melton.................           --             --              --             --             --
James J. Condon...................           --         69,626         185,374       $ 94,041       $125,022
Bruce G. Wilson...................           --         36,275          28,725       $252,363       $110,888
Denis Yaro........................           --         41,000         139,000       $ 15,125       $ 32,375
Russell B. Stevenson, Jr..........           --         52,625          67,375       $ 49,234       $168,891

---------------
(1) Based on the closing price of the Company's Common Stock on December 31, 1998 of $15.00 per share, minus the exercise price, multiplied by the number of shares underlying the option.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee was formed on December 20, 1995, and its current members are Garen K. Staglin, Daniel C. Lynch and Charles T. Russell. It is the responsibility of the Compensation Committee to review and recommend changes to the Company's compensation policies and benefits programs and to administer the Company's incentive compensation and benefit plans, including approving stock option grants.

COMPENSATION PHILOSOPHY

     The Company's overall approach to compensating its executives is (i) to provide compensation packages that enable the Company to attract and retain executive talent and (ii) to link compensation to the accomplishment of the Company's goals. The Compensation Committee believes that the Company has aligned the financial interests of the Company's executives with the interests of its stockholders by granting stock options to its executives and offering cash and stock awards to executives who meet performance objectives.

COMPENSATION PROGRAM

     The Company executive compensation plan includes a base salary, participation in equity plans, and awards under a performance incentive plan.

     BASE SALARY

     The Compensation Committee intends to compensate its executive officers competitively within the Company's and the electronic commerce industry. In order to evaluate the Company's competitive position in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by comparable technology companies and targets the base salaries of the Company's executives at or near the 50th percentile of executive salaries paid by comparative companies. In addition, the Compensation Committee, together with the Board of Directors, subjectively evaluates the level of performance of each executive officer, including the Chief Executive Officer, in order to determine current and future appropriate base pay levels. The Compensation Committee reviews each senior executive officer's salary annually. In determining the appropriate salary levels, the Compensation Committee considers the officer's scope of responsibility, prior experience and data on prevailing compensation levels in relevant executive labor markets. In December 1997, Mr. Melton volunteered not to draw a salary from the Company, beginning in 1998, until the Company becomes profitable. As the Company's largest stockholder, Mr. Melton already has significant incentives to see that the Company reaches its strategic and performance goals. With respect to the other executive officers of the Company, the Company sets base salaries in line with competitive compensation levels in relevant executive labor markets.

     EQUITY PLANS

     The Compensation Committee provides the Company's executive officers with long-term incentive compensation through its stock option, stock bonus and employee stock purchase plans. The Compensation Committee is responsible for administering the plans. In the case of stock option grants, the Compensation Committee determines the individuals to whom grants should be made, the timing of grants, the exercise price per share and the number of shares subject to each option. The Compensation Committee believes that stock options provide executives with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options granted by the Compensation Committee typically vest over 40 months in order to encourage employees to continue in the employ of the Company. It is also the Company's practice to set option exercise prices at the fair market value of the Company's stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Because of his significant equity ownership in the Company, no stock options have been granted to Mr. Melton. Mr. Melton does not participate in the Company's stock purchase plan.

     Stock bonus awards are made under a 1999 Restricted Stock Plan that the Company adopted in 1999. The Compensation Committee determines the individuals to whom awards are made, the type or types of award to be made to a recipient, the number of shares of Common Stock to be subject to an award, and the terms and conditions of each award. Terms and conditions may include the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, transfer, or forfeiture of an award or the shares of Common Stock subject thereto. The Compensation Committee typically makes restricted stock bonus awards, of which 20% of the shares subject to the award are vested on the date of grant, with the remaining 80% vesting in four equal installments over the following 12 month period. The Compensation Committee believes that these stock bonus awards encourage employees to continue in the employ of the Company, enhances the Company's ability to attract, retain and compensate highly qualified officers, key employees and persons and, by increasing the recipients' direct proprietary interest in the Company's, provides a means for the Company to motivate these individuals to expend maximum effort to improve the business results and earnings of the Company. Because of his significant equity ownership in the Company, the Compensation Committee believes Mr. Melton already has significant incentives to see that the Company reaches its strategic and performance goals. Accordingly, Mr. Melton does not participate in the Company's 1999 Restricted Stock Plan.

     PERFORMANCE INCENTIVE PLAN

     The Company has adopted a Performance Incentive Plan for its employees, including its executive officers, which provides cash bonuses, stock bonuses or stock option awards twice a year to employees who achieve pre-determined performance goals during the six months preceding the award date. The operation of this plan commenced in 1997. The Compensation Committee believes that the Performance Incentive Plan will provide significant incentives for the Company's employees, including its executives, to meet the Company's strategic and performance goals throughout 1999. Because Mr. Melton's significant equity ownership in the Company already provides adequate performance incentives, he is not eligible to receive awards under this plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Present tax law limits to $1 million the Company's deduction for compensation paid to each of the Chief Executive Officer and the other four most highly compensated executives. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

     In 1998, all of the compensation paid to the Chief Executive Officer and the other four most highly compensated executives qualified for deduction under the Internal Revenue Code. The Company's 1995 Stock Option Plan and Employee Stock Purchase Plan, but not the 1999 Restricted Stock Plan provide for equity awards to be qualified as "performance-based" under Section 162(m) of the Internal Revenue Code and have been approved by the Company's stockholders in order to permit the deductibility of such compensation.

     The Compensation Committee does not currently expect total compensation payable in connection with base salaries, the Company's equity plans and the Performance Incentive Plan to exceed the $1 million limit for any individual executive in 1999. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's compensation programs. The Committee, however, reserves the right to award compensation to its executives in the future that may not qualify as deductible compensation in order to provide cash compensation in line with competitive practice and the Company's best interests.

SUMMARY

     The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by providing competitive base salaries, long-term equity incentives and performance incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

                            Compensation Committee
                                 Garen K. Staglin
                                 Daniel C. Lynch
                                 Charles T. Russell

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's stock price performance to the Nasdaq Stock Market (U.S.) Total Return Index and the Hambrecht & Quist Technology Stock Index for the period commencing on February 15, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq Stock Market) and ending on December 31, 1998. The stock price performance on the following graph is not necessarily indicative of future stock price performance. All stock price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of any dividends.

[BAR CHART]

-----------------------------------------------------------------------------
                                        2/15/96    12/96     12/97     12/98
-----------------------------------------------------------------------------
Cybercash, Inc.                           100       135       75         88
-----------------------------------------------------------------------------
NASDAQ Stock Market (U.S.)                100       119      146        205
-----------------------------------------------------------------------------
Hambrecht & Quist Technology              100       117      138        214
-----------------------------------------------------------------------------

                                   PROPOSAL 2

                                  AMENDMENT OF
                           THE 1995 STOCK OPTION PLAN

     At the Annual Meeting, the Company's stockholders are being asked to approve an amendment of the Company's 1995 Stock Option Plan (as amended, the "Option Plan") in order to increase by 4,000,000 shares the number of shares underlying options that may be granted to the Company's employees, officers, directors and consultants. The Board adopted the amendment in January 1999, subject to stockholder approval at the Annual Meeting. If approved by the stockholders, a total of 4,068,427 shares underlying options will be available for grant under the Option Plan.

     The Company, by means of the Option Plan, seeks to retain the services of current employees of or consultants to the Company or its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for all of these persons to exert maximum efforts for the success of the Company and its affiliates. As of December 31, 1998, 74,515 shares of Common Stock (plus any shares that might in the future be returned to the Option Plan as a result of the cancellation or expiration of options) remained available for future grant under the Option Plan. The Company believes that the proposed increase in shares underlying options available for grant under the Option Plan is critical to Company's success in continuing to retain and recruit the key talent necessary at all employee levels to ensure the Company's continued success.

REQUIRED VOTE

     Stockholders are requested in this Proposal 2 to approve the Option Plan, as amended. If the stockholders fail to approve this Proposal 2, the number of shares authorized for issuance under the Option Plan will not be increased. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment of the Option Plan.

RECOMMENDATION OF THE BOARD

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE 1995 STOCK OPTION PLAN.

     A summary of the principal features of the Option Plan is set forth in this Proxy Statement under the heading "Executive Compensation". The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal offices at 2100 Reston Parkway, Third Floor, Reston, Virginia 20191.

                                   PROPOSAL 3

                                  AMENDMENT OF
               THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     At the Annual Meeting, the Company's stockholders are being asked to approve the amendment of the Directors' Plan in order to increase by 500,000 shares the number of shares underlying options that may be granted automatically to directors of the Company who are not otherwise employees of the Company ("Non-Employee Directors"). The Board adopted the amendment in April 1999, subject to stockholder approval at the Annual Meeting. If approved by the stockholders, a total of 528,842 shares underlying options will be available for grant under the Directors' Plan, and the additional 500,000 shares will first become available for the annual options granted on the date of the Company's 1999 Annual Meeting of Stockholders.

     The purpose of the Directors' Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors. As of December 31, 1998, 28,842 shares of Common Stock (plus any shares that might in the future be returned to the Directors' Plan as a result of the cancellation or expiration of options) remained available for future grant under the Directors' Plan. The Company believes that the proposed increase in shares underlying options available for grant under the Directors' Plan is critical to the Company's success in continuing to retain and recruit the key talent necessary at all employee levels to ensure the Company's continued success.

     A summary of the principal features of the Directors' Plan is set forth in this Proxy Statement under the heading "Executive Compensation". The summary, however, does not purport to be a complete description of all the provisions of the Directors' Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal offices at 2100 Reston Parkway, Third Floor, Reston, Virginia 20191.

REQUIRED VOTE

     Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. If the stockholders fail to approve this Proposal 3, the number of shares authorized for issuance under the Directors' Plan will not be increased. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment of the Directors' Plan.

RECOMMENDATION OF THE BOARD

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

                                   PROPOSAL 4

                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999. Ernst & Young LLP served in this capacity for the years ended December 31, 1996, 1997 and 1998. A representative of Ernst & Young LLP will attend the Meeting and will be afforded an opportunity to make a statement if he or she desires to do so. It also is expected the representative will be available to respond to appropriate questions.

     The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit

Committee. Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Meeting. If any other matters should be presented at the Meeting for action, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent in their own discretion.

VOTING PROCEDURES

     Votes are tabulated by an Inspector of Election. Assuming the presence of a quorum, directors are elected by the affirmative vote of a plurality of all the votes cast by holders of Common Stock, and all other proposals are approved by the affirmative vote of a majority of all the votes cast by holders of Common Stock present in person or represented by a proxy at the Meeting. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     The deadline for the submission of proposals of stockholders of the Company to be considered for inclusion in the proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders is December 31, 1999. The deadline for the submission of any proposals sought to be presented at the 2000 annual meeting of stockholders (other than a stockholder proposal under Rule 14a-8) is March 16, 2000.

COPIES OF FORM 10-K

     The Company will mail without charge, upon written request, a copy of the Annual Report on Form 10-K, including the financial statements and list of exhibits. Requests should be sent to CyberCash, Inc., 2100 Reston Parkway, Third Floor, Reston, Virginia 20191, Attn: Investor Relations. The Annual Report on Form 10-K is also available on the Company's web site at www.cybercash.com.

SOLICITATION OF PROXIES

     The cost of soliciting proxies is being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or electronic mail.

May 7, 1999

                                          By Order of the Board of Directors
                                          /s/ Russell B. Stevenson, Jr.
                                          Russell B. Stevenson, Jr.
                                          Secretary

1484-PS-99

                                     PROXY

                                CYBERCASH, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 25, 1999

     The undersigned hereby appoints William N. Melton, James J. Condon, Russell B. Stevenson, Jr., or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of CYBERCASH, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held June 25, 1999, or any adjournment thereof, as follows on the reverse side.


SEE REVERSE                                                       SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. Election of One Director by all Stockholders

   NOMINEES:   Michael Rothschild

        FOR                       WITHHELD        MARK HERE
        THE     [  ]         [  ] FROM THE     IF YOU PLAN TO   [  ]
      NOMINEE                     NOMINEE        ATTEND THE
                                                  MEETING

                                                  MARK HERE
                                                 FOR ADDRESS    [  ]
                                                 CHANGE AND
                                                 NOTE BELOW

2. Proposal to amend the CyberCash, Inc. 1995 Stock   FOR    AGAINST    ABSTAIN
   Option Plan by increasing the number of shares     [ ]      [ ]        [ ]
   of Common Stock that CyberCash may grant pursuant to stock options thereunder from 3,500,000 shares to 7,500,000 shares.

3. Proposal to amend the CyberCash, Inc. 1995 Non-    FOR    AGAINST    ABSTAIN
   Employee Directors' Stock Option Plan by           [ ]      [ ]        [ ]
   increasing the number of shares of Common
   Stock that CyberCash may grant pursuant to stock options thereunder from 100,000 shares to 600,000 shares.

4. Proposal to ratify the selection of Ernst &        FOR    AGAINST    ABSTAIN
   Young LLP as independent auditors for              [ ]      [ ]        [ ]
   CyberCash, Inc.

5. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign. When signing as trustee, executor or other fiduciary, please so indicate.

Signature:               Date:           Signature:             Date:
          --------------      -----------          -------------     ---------